UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 7, 2006

Boyd Gaming Corporation

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

1-12882	88-0242733
(Commission File Number)	(I.R.S. Employer Identification No.)

2950 Industrial Road

Las Vegas, Nevada 89109

(Address of Principal Executive Offices) (Zip Code)

(702) 792-7200

(Registrant’s Telephone Number,

Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 7, 2006 and concurrently with the closing of the public offering referred to in Item 8.01 below, Boyd Gaming Corporation (the “Company”) purchased 3,447,501 shares of its common stock from Michael J. Gaughan (the “Selling Stockholder”) and in consideration therefor issued a term note (the “Primary Share Note”) to the Selling Stockholder, as disclosed under Item 2.03 below. The Company’s purchase of shares and issuance of the Primary Share Note were consummated pursuant to the terms of the Stock Purchase Agreement (the “Stock Purchase Agreement”) entered into on August 1, 2006 between the Company and the Selling Stockholder, which was previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 3, 2006 (the “August 3rd 8-K”). The shares purchased by the Company from the Selling Stockholder were retired and returned to authorized but unissued status. The terms of the Primary Share Note are described in the Company’s Current Report on Form 8-K filed with the SEC on July 31, 2006 (the “July 31st 8-K”). The July 31st 8-K and the August 3rd 8-K are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The Primary Share Note, as defined and referred to in Item 1.01 above, was issued to the Selling Stockholder on August 7, 2006 in the aggregate principal amount of $111,990,001.48. The terms of the Primary Share Note are described in the July 31st 8-K, which is incorporated herein by reference.

Item 2.06. Material Impairments

In connection with entering into the underwriting agreement on August 1, 2006 and approving the $32.4844 price per share to the Selling Stockholder for the sale of his shares of the Company’s common stock, as previously disclosed in the August 3rd 8-K, the Company concluded that, based in part on this per share price, it expects to record a non-cash, pre-tax charge in the third quarter of 2006 estimated to be approximately $65 million to write-down South Coast to its fair value less costs to sell.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As previously disclosed in the July 31st 8-K, pursuant to the terms of the Unit Purchase Agreement (the “Unit Purchase Agreement”), dated as of July 25, 2006, as amended, between the Selling Stockholder, the Company and certain affiliates of the Company, the Selling Stockholder has agreed to resign from the Company’s board of directors, and from his positions with Coast Hotels and Casinos, Inc. and Coast Casinos, Inc., by September 6, 2006. However, the Selling Stockholder will remain the chief executive officer of the South Coast Hotel and Casino (“South Coast”) until and after the consummation of the pending sale of South Coast to him, pursuant to the terms of the Unit Purchase Agreement.

Item 8.01.	Other Events.

On August 7, 2006, the sale by the Selling Stockholder of an aggregate of 11,842,504 shares of the Company’s common stock to a group of underwriters in a registered public offering was consummated. The foregoing registered public offering was previously disclosed in the August 3rd 8-K.

***

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, without limitation, statements regarding the Company’s expectations, hopes or intentions regarding the future. Forward-looking statements can often be identified by their use of words such as “may,” “will,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and may include (without limitation) statements regarding the purchase of additional shares under the Stock Purchase Agreement, the terms of the pending sale of South Coast and the company’s expectation that it will record a non-cash, pre tax charge in connection with its sale of South Coast, and the timing of that charge.

Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in each such statement. In particular, we can provide no assurances regarding purchase of additional shares under the Stock Purchase Agreement or the pending sale of South Coast. Among the factors that could cause actual results to differ materially include the satisfaction of the conditions to closing either or both of those transactions. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” in the Company’s final prospectus supplement dated August 1, 2006 which is on file with the SEC, and in the Company’s other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this Current Report on Form 8-K are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOYD GAMING CORPORATION

Date: August 7, 2006	By:	/s/ Paul J. Chakmak
Paul J. Chakmak
Executive Vice President,
Chief Financial Officer and Treasurer